Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Icoria, Inc. of our report dated March 28, 2005 relating to the financial statements and financial statement schedules, which appears in Icoria, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Raleigh, North Carolina
October 27, 2005